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                                                          Exhibit (a)(5)

                           OFFER TO PURCHASE FOR CASH
                 ANY AND ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                           COMMUNICATION CABLE, INC.
                                       AT
                              $12.00 NET PER SHARE
                                       BY
                           KUHLMAN ACQUISITION CORP.
                          A WHOLLY-OWNED SUBSIDIARY OF
                              KUHLMAN CORPORATION
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, JANUARY 22, 1996, UNLESS EXTENDED.
To Our Clients:
     Enclosed for your consideration is an Offer to Purchase dated November 29, 1995 and the related Letter of Transmittal (collectively, the "Offer") relating to an offer by Kuhlman Acquisition Corp., a North Carolina corporation (the "Purchaser") and a wholly-owned subsidiary of Kuhlman Corporation, a Delaware corporation ("Kuhlman"), to purchase any and all outstanding shares (the "Shares") of common stock, par value $1.00 per share (the "Common Stock"), of Communication Cable, Inc., a North Carolina corporation.
     WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.
     We request instructions as to whether you wish to tender any or all Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.
     Your attention is invited to the following:
     (1) The tender offer price is $12.00 per Share net to you in cash.
     (2) The Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn prior to the expiration of the Offer a number of Shares that, when added to the Shares beneficially owned by the Purchaser (including the Shares subject to the Stock Option Agreement dated November 20, 1995 among the Purchaser, Kuhlman and James R. Fore), constitutes at least 80% of the Common Stock outstanding on a fully diluted basis and (2) the Purchaser being satisfied, in its sole discretion, that The North Carolina Control Share Acquisition Act has been complied with or is invalid or otherwise inapplicable to the Offer and that all Shares then owned by the Purchaser have, and all Shares tendered for purchase pursuant to the Offer will have, upon purchase by the Purchaser, the same voting rights as all other Shares not constituting "interested shares" within the meaning of such Act.
     (3) THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, JANUARY 22, 1996, UNLESS EXTENDED (THE "EXPIRATION DATE").
     (4) Any transfer taxes applicable to a sale of the Shares to the Purchaser will be paid by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.
     (5) Upon the terms and subject to the conditions of the Offer, the Purchaser will accept for payment, and will pay for, Shares validly tendered and not properly withdrawn (including during any extension of the Offer, if the Offer is extended,

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subject to the terms of such extension) as soon as practicable after the
Expiration Date. Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by Harris Trust Company of New York, as Depositary, of certificates therefor (or timely confirmation of a book-entry transfer of Shares into the Depositary's account at a Book-Entry Transfer Facility as described in the Offer), a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other required documents. Under no circumstances will interest on the purchase price for Shares be paid by the Purchaser, regardless of any delay in transmitting such payments.
     Accordingly, your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.
               INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE
                      SHARES OF COMMUNICATION CABLE, INC.
     The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated November 29, 1995 of Kuhlman Acquisition Corp, a wholly-owned subsidiary of Kuhlman Corporation, and the related Letter of Transmittal, relating to shares (the "Shares") of common stock, par value $1.00 per share, of Communication Cable, Inc.
     This will instruct you to tender the number of Shares indicated below, held by you for the account of the undersigned, pursuant to the terms and conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

Dated:                      , 199
                        Number of Shares to be Tendered:*
                                                   Shares                        Signature(s)
                                                                             Please print name(s)

*Unless otherwise indicated, it will be assumed that all of your Shares are to be tendered.